NEWS RELEASE

Lexaria Welcomes Jeff Paikin to Advisory Board

Kelowna, BC—April 14, 2014 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") is pleased to announce the appointment of a new expert to its Advisory Board.

Mr. Jeff Paikin has joined Lexaria’s Advisory Board. Mr Paikin is well known throughout the Greater Toronto area as the President of New Horizon Development Group and for his extensive community involvement. Mr. Paikin is the past Chair and a current Board Member of the Canadian Accredited Independent Schools; a member of the Hamilton Tiger-Cats Advisory Board, and for 29 years has been on the Committee of B’Nai Brith Sports Celebrity Dinner in Hamilton, ON.

Mr. Paikin was named Hamilton’s Royal Bank of Canada Distinguished Citizen of the Year for 2013. He is a past Member of the Campaign Cabinet for The Children’s Aid Society and of the Hamilton Health Sciences Foundation, among many others.

“Lexaria is taking a professional and appropriate step-by-step methodical approach to building its medical marijuana business,” said Mr. Paikin. “I’m excited to be part of this new industry at its formative stage.”

Mr. Paikin is eligible to receive up to 525,000 restricted common shares of stock over time in his role as an Advisory Board member, depending on certain specified performance thresholds being reached. Lexaria continues to build its team of experts and consultants in all aspects of its business and expects to continue this growth in the near future.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria’s shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company involves itself in projects that could provide above-market returns and has a long history of regulatory compliance in both the USA and Canada.

To learn more about Lexaria Corp. visit www.lexariaenergy.com. FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments or workovers will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions including but not limited to surface flooding can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana business or any member of the Advisory Board will provide any benefit to Lexaria.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.